Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements of SAIHEAT Limited on Form S-8 (File no. 333-298798) and Form F-3 (File no. 333-297232) of our report dated September 28, 2026, with respect to the financial statements of Canopy Wave Inc., included in this Form 6-K.

/s/ Assentsure PAC

Singapore

September 29, 2026